UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-50002 (Commission File No.)	52-2175896 (IRS Employer Identification No.)

Room 1101, 11/F Shanghai Industrial Investment Bldg 48-62 Hennessy Road Wanchai, Hong Kong
(Address of principal executive offices)

852–3104-9012

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Resignation of Officers and Directors

On November 20, 2008, Mr. Terence Yap Wing Khai, Ms. Eppie Wong Yuk Ping, Mr. Chan Chi Fai and Mr. Michael Yap Chee Keong, resigned from their positions as officers and directors of the Digital Network Alliance International, Inc.  Their resignations were not due to a disagreement with the Company.

Appointment of Officers and Directors

In conjunction with the resignation of the former officers and directors of the Registrant, on November 20, 2008, the following persons were appointed to be directors and officers of the Company:

NAME	AGE	POSITION
Guokang Tu	45	Chairman, Chief Executive Officer and Director
Mengyou Tong	40	Chief Financial Officer and Director
Beiquan Ling	34	Chief Operating Officer and Director
Zhiqun Li	38	Director
Jiashou Zeng	55	Director

Biographical Information

Guokang Tu.  Mr. Tu became our Chief Executive Officer and a Director on or about November 20, 2008.  He has been the vice president of China Construction Guaranty, Inc. since 2007.  From 2001 to 2006, he served as the general manager of Jiangxi Jiuding Digital Technology Limited Company.  He held the position of the general manager of Jiangxi Jiuding Health Products Limited Company during the period 1996 and 2000.  He received a bachelor degree from the Medicine School of Soochow University and is studying Master of Business Management Zhongnan University at Economics and Law.

Mengyou Tong.   Mr. Tong became our Chief Financial Officer and a Director on or about November 20, 2008. Mr. Tong has been the vice president and chief financial officer of China Construction Guaranty, Inc. since 2007.  He was the assistant to the president of a US listed company during 2006 and 2007.  He was the financial manager of Asia Plastic Limited Company (Nigeria) from 2005 to 2006 and the chief budget officer of Financial Bureau in Lusong District, Zhuzhou City, Hunan Province from 1990 to 2000.  He obtained a bachelor degree from Ateneo De Manila University and is a graduate of the Master of Business Management of Ateneo De Manila University.

Beiquan Ling.    Mr. Ling became our Chief Operating Officer and a Director on or about November 20, 2008.  He has been the president of China Construction Guaranty, Inc.  He was the assistant branch manager of Guangdong Development Bank (Sungang Branch) from 2003 to 2004.  From 2002 to 2003, he was the manager of Shenzhen Commercial Bank (Fuhua Branch).  Mr. Ling graduated from the International Business School of Hunan University.

Zhiqun Li.    Ms. Li will be appointed as a Director on or about November 20, 2008.  She has been serving Jiangxi Jiuding Digital Technology Limited Company since 1995.  She received a bachelor degree from Wuxi University of Light Industry.

Jiashou Zeng.   Mr. Zeng will be appointed as a Director on or about November 20, 2008.  He has been serving for China Construction Guaranty, Inc. since 2007.  Ms. Zeng served for the State Grid, Jiangxi Electric Power Corporation and its subsidiary, Jiangxi Electric Power Equipments Corporation from 1975 to 2007.  From 1972 to 1975, he was a soldier in Fengxin squadron, Jiangxi military.

Except for the share exchange transaction reported in a filing on Form 8-K dated September 26, 2008, there have been no transactions, or any currently proposed transactions, in which the Registrant was a party in which the amount involved exceeded $120,000, and in which any of the persons named above who have been appointed as officers or directors of Registrant had a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

/s/    Guokang Tu

By:  Guokang Tu

Its:   Chief Executive Officer

Date: November 20, 2008

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